Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: LANC
August 27, 2020	TRADED: Nasdaq
LANCASTER COLONY REPORTS FOURTH QUARTER AND FISCAL YEAR RESULTS
        WESTERVILLE, Ohio, August 27 - Lancaster Colony Corporation (Nasdaq: LANC) today reported results for the fourth quarter and fiscal year ended June 30, 2020. Highlights are as follows:
Fourth Quarter Results
•Consolidated net sales declined 0.9% to $320.9 million versus $323.7 million last year. Excluding all sales attributed to a temporary supply agreement resulting from the November 16, 2018 acquisition of Omni Baking Company, consolidated net sales increased 0.7%.
•Retail net sales surged 24.5% to a record $192.4 million as the impacts of the COVID-19 outbreak drove higher demand for at-home food consumption. The increase in Retail net sales was led by frozen garlic bread, Olive Garden® dressings sold under a license agreement and frozen dinner rolls. The segment’s results also benefited from recent introductions of new products sold under license agreements, including an expanded offering of single-bottle Buffalo Wild Wings® sauces and a regional pilot test for Chick-fil-A® sauces.
•Foodservice net sales declined 24.1% to $128.4 million as foodservice channel demand was unfavorably influenced by the impacts of COVID-19. After a very slow start in April, consumer demand at quick-service restaurants made a strong recovery in May and June, and sales for other restaurants also improved notably throughout the quarter.
•Consolidated gross profit improved $10.9 million, or 13.9%, to $89.1 million driven by the favorable sales mix shift to Retail, our cost savings programs and improved net price realization in Retail. The gross profit results were unfavorably impacted by costs related to COVID-19, including increased hourly wage rates for our front-line employees along with the effect of lower Foodservice volumes and reduced operating efficiencies as our factories and distribution centers adopted guidelines and implemented protocols provided by government health authorities to promote safe operations.
•SG&A expenses rose $8.9 million, principally driven by a $3.8 million increase in expenditures for Project Ascent in support of our ERP project and related initiatives in addition to costs attributed to the impacts of COVID-19, including a write-off of engineering expenses for a dressing plant expansion project. Shifts in demand between our Retail and Foodservice segments led us to cancel the expansion project, and we are now evaluating alternative investments that best align with the future needs and growth opportunities for our dressing and sauce products.

MORE. . .

PAGE 2 / LANCASTER COLONY REPORTS FOURTH QUARTER AND FISCAL YEAR RESULTS
•The prior year’s change in contingent consideration included the favorable impact of a non-cash reduction to the contingent consideration for Angelic Bakehouse, Inc. (“AB Adjustment”) in the amount of $7.4 million.
•Consolidated operating income declined $3.1 million to $40.2 million as influenced by the favorable AB adjustment in the prior-year quarter, costs related to the COVID-19 outbreak and increased expenses for Project Ascent, partially offset by the improved top-line performance of the Retail segment and benefits from our cost savings programs.
•Retail segment operating income increased $6.5 million, or 20.1%, to $38.8 million driven by the significantly higher sales volumes. The Retail segment operating income in the prior-year quarter included the favorable impact of the $7.4 million AB Adjustment.
•Foodservice segment operating income declined $8.3 million, or 45.3%, to $10.1 million primarily due to the notable decline in Foodservice sales, the write-off of engineering expenses resulting from the cancelation of the dressing plant expansion project, lower factory overhead absorption and higher operating costs resulting from the impacts of COVID-19.
•Net income declined $2.6 million to $30.4 million. Expenditures for Project Ascent reduced net income by $4.2 million this year compared to $1.4 million last year. The favorable AB Adjustment increased net income in the prior-year quarter by $5.7 million.
•Net income per diluted share decreased $0.10 to $1.10. Expenditures for Project Ascent reduced net income per diluted share by $0.15 this year versus $0.05 last year. In the prior-year quarter, the favorable AB Adjustment increased net income per diluted share by $0.21.
•The regular quarterly cash dividend paid on June 30, 2020 was maintained at the higher amount of $0.70 per share set in November 2019.
Fiscal Year Results
•Consolidated net sales increased 2.0% to a fiscal year record $1,334 million versus $1,308 million last year.
•Retail net sales increased 8.8% to $714.1 million as higher retail channel demand attributed to the impacts of COVID-19 and contributions from shelf-stable dressings and sauces sold under license agreements, including new product introductions, drove Retail sales gains. Higher sales volumes for frozen garlic bread and frozen dinner rolls, along with some beneficial net price realization, also added to the growth in Retail net sales.
•Foodservice net sales decreased 4.7% to $620.3 million. After growth of 7.2% in the first half of the fiscal year, Foodservice net sales declined 16.1% in the second half as consumer demand shifted away from the foodservice channel due primarily to the impacts of COVID-19. Excluding all sales resulting from the November 16, 2018 acquisition of Omni Baking Company, Foodservice net sales declined 5.3%. Omni Baking sales attributed to a temporary supply agreement totaled $22.3 million in the current fiscal year versus $19.4 million last year.

MORE. . .

PAGE 3 / LANCASTER COLONY REPORTS FOURTH QUARTER AND FISCAL YEAR RESULTS
•Consolidated gross profit increased $31.8 million, or 9.8%, to $358.0 million driven by the higher sales volumes in Retail, our cost savings programs, including continued contributions from our strategic procurement and transportation management initiatives, improved net price realization and lower commodity costs. Offsets to gross profit growth included higher manufacturing costs and other expenses resulting from the impacts of COVID-19.
•SG&A expenses rose $31.1 million to $180.9 million as expenditures for Project Ascent increased $16.3 million to $18.0 million. Investments in technology and IT infrastructure, the write-off for the canceled dressing plant expansion project and other expenses attributed to the impacts of COVID-19, and a higher level of consumer promotional spending also contributed to the rise in SG&A expenses.
•The prior year’s change in contingent consideration included a favorable AB Adjustment of $17.1 million.
•Consolidated operating income declined $15.0 million to $175.9 million driven by the impact of the prior year’s favorable AB adjustment, increased expenditures for Project Ascent, higher costs attributed to the impacts of COVID-19 and increased investments in technology and IT infrastructure partially offset by the more favorable sales mix, our cost savings programs, improved net price realization and lower commodity costs.
•Net income declined $13.6 million to $137.0 million. Expenditures for Project Ascent reduced net income by $13.7 million this year compared to $1.4 million last year. Last year’s favorable AB Adjustment increased net income by $13.1 million.
•Net income per diluted share was $4.97 compared to $5.46 last year. Expenditures for Project Ascent reduced net income per diluted share by $0.50 in the current fiscal year versus $0.05 last year. Last year’s favorable AB Adjustment increased net income per diluted share by $0.48.
•The regular quarterly cash dividend was increased for the 57th consecutive year.
•The company's balance sheet remained strong, with no debt outstanding and over $198 million in cash and equivalents as of June 30, 2020.
Fiscal 2020 Commentary
        CEO David A. Ciesinski stated, “I would first of all like to thank the entire Lancaster Colony team for the tremendous effort they have put forth and the resilience they have shown through this most challenging and unprecedented time as we confront the impacts of the COVID-19 pandemic. From the front-line workers at our plants and distribution centers to the leaders throughout our business, I am extremely proud of the way we have collectively pulled together to meet the shifting demands of our Retail and Foodservice customers while staying true to our top priority, the health, safety and welfare of our team members.”
“We were very pleased to finish the fiscal year with record sales in the Retail segment, positive momentum in the Foodservice segment and record gross profit. Despite all the challenges imposed by the impacts of COVID-19, our supply chain team navigated through the shifts in demand with safe operations and continued to deliver cost savings as we completed the fiscal year.”
MORE. . .

PAGE 4 / LANCASTER COLONY REPORTS FOURTH QUARTER AND FISCAL YEAR RESULTS
Fiscal 2021 Outlook
        Mr. Ciesinski continued, “Looking ahead to fiscal 2021, Retail sales will continue to benefit from the growth in shelf-stable dressings and sauces sold under license agreements, including sales gains for Chick-fil-A® sauces beyond the successful pilot test, expanded distribution of Buffalo Wild Wings® sauces in single bottles and added growth in the dollar and value channels for Olive Garden® dressings. We also anticipate sales for both our Retail and Foodservice segments will continue to be impacted by the shifts in consumer demand resulting from the COVID-19 pandemic, the extent to which is unpredictable and contingent upon the future spread or control of COVID-19 and the resulting effects on consumer behavior.”
“Based on our current assessment, following a year in which overall commodity costs were notably favorable, we anticipate a rise in commodity costs for fiscal 2021. The cost savings programs currently underway or planned for implementation by our supply chain team, in addition to favorable net price realization, will help to offset increased commodity costs in the coming year. We will also continue to make the necessary investments to help protect the health and safety of all our team members and follow the guidelines of government health authorities in response to the COVID-19 pandemic.”
Conference Call on the Web
        The company’s fourth quarter and fiscal year-end conference call is scheduled for this morning, August 27, at 10:00 a.m. ET. You may access a live webcast of the call through a link on the company’s Internet home page at www.lancastercolony.com. A replay of the webcast will also be made available on the company website.
About the Company
        Lancaster Colony Corporation is a manufacturer and marketer of specialty food products for the retail and foodservice channels.
Forward-Looking Statements
        We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-
looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments; and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors, many of which are beyond our control and could be amplified by the COVID-19 pandemic, which could cause our actual results to differ materially from those expressed in the forward-looking statements. Some of the key factors that could cause actual results to differ materially from those expressed in the forward-looking statements include:
•significant shifts in consumer demand and disruptions to our employees, communities, customers, supply chains, operations, and production processes resulting from COVID-19 and other epidemics, pandemics or similar widespread public health concerns and disease outbreaks;
•efficiencies in plant operations;
•dependence on contract manufacturers, distributors and freight transporters, including their financial strength in continuing to support our business;

MORE. . .

PAGE 5 / LANCASTER COLONY REPORTS FOURTH QUARTER AND FISCAL YEAR RESULTS
•fluctuations in the cost and availability of ingredients and packaging;
•the potential for loss of larger programs or key customer relationships;
•capacity constraints that may affect our ability to meet demand or may increase our costs;
•changes in demand for our products, which may result from loss of brand reputation or customer goodwill;
•difficulties in designing and implementing our new enterprise resource planning system;
•cyber-security incidents, information technology disruptions, and data breaches;
•ability to successfully grow recently acquired businesses;
•the extent to which recent and future business acquisitions are completed and acceptably integrated;
•price and product competition;
•the lack of market acceptance of new products;
•the success and cost of new product development efforts;
•the impact of customer store brands on our branded retail volumes;
•the reaction of customers or consumers to price increases we may implement;
•adverse changes in freight, energy or other costs of producing, distributing or transporting our products;
•stability of labor relations;
•dependence on key personnel and changes in key personnel;
•the effect of consolidation of customers within key market channels;
•the impact of fluctuations in our pension plan asset values on funding levels, contributions required and benefit costs;
•the possible occurrence of product recalls or other defective or mislabeled product costs;
•maintenance of competitive position with respect to other manufacturers;
•changes in estimates in critical accounting judgments;
•the impact of any regulatory matters affecting our food business, including any required labeling changes and their impact on consumer demand;
•the outcome of any litigation or arbitration;
•adequate supply of skilled labor; and
•risks related to other factors described under “Risk Factors” in other reports and statements filed by us with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (available at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements, except as required by law. Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on statements that are based on current expectations.
# # # #

FOR FURTHER INFORMATION:	Dale N. Ganobsik, Vice President, Investor Relations and Treasurer
Lancaster Colony Corporation
Phone: 614/224-7141
Email: ir@lancastercolony.com

MORE. . .

PAGE 6 / LANCASTER COLONY REPORTS FOURTH QUARTER AND FISCAL YEAR RESULTS
LANCASTER COLONY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands except per-share amounts)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2020	2019	2020	2019
Net sales	$320,854	$323,670	$1,334,388	$1,307,787
Cost of sales	231,777	245,460	976,352	981,589
Gross profit	89,077	78,210	358,036	326,198
Selling, general & administrative expenses	48,836	39,909	180,945	149,811
Change in contingent consideration	65	(6,663)	257	(16,180)
Restructuring and impairment charges	—	1,643	886	1,643
Operating income	40,176	43,321	175,948	190,924
Other, net	98	936	3,129	4,618
Income before income taxes	40,274	44,257	179,077	195,542
Taxes based on income	9,889	11,247	42,094	44,993
Net income	$30,385	$33,010	$136,983	$150,549

Net income per common share: (a)
Basic	$1.10	$1.20	$4.98	$5.48
Diluted	$1.10	$1.20	$4.97	$5.46

Cash dividends per common share	$0.70	$0.65	$2.75	$2.55

Weighted average common shares outstanding:
Basic	27,449	27,444	27,448	27,438
Diluted	27,478	27,520	27,496	27,537
(a)Based on the weighted average number of shares outstanding during each period.

MORE…

PAGE 7 / LANCASTER COLONY REPORTS FOURTH QUARTER AND FISCAL YEAR RESULTS

LANCASTER COLONY CORPORATION
BUSINESS SEGMENT INFORMATION (Unaudited)
(In thousands)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2020	2019	2020	2019
NET SALES
Retail	$192,426	$154,533	$714,127	$656,621
Foodservice	128,428	169,137	620,261	651,166
Total Net Sales	$320,854	$323,670	$1,334,388	$1,307,787

OPERATING INCOME
Retail	$38,761	$32,278	$142,822	$135,093
Foodservice	10,090	18,438	66,480	73,828
Restructuring and Impairment Charges	—	(1,643)	(886)	(1,643)
Corporate Expenses	(8,675)	(5,752)	(32,468)	(16,354)
Total Operating Income	$40,176	$43,321	$175,948	$190,924

LANCASTER COLONY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	June 30, 2020	June 30, 2019
ASSETS
Current assets:
Cash and equivalents	$198,273	$196,288
Receivables	86,604	75,691
Inventories	85,048	86,072
Other current assets	15,687	10,518
Total current assets	385,612	368,569
Net property, plant and equipment	293,288	247,044
Other assets	314,453	289,786
Total assets	$993,353	$905,399

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$71,433	$76,670
Accrued liabilities	54,826	43,036
Total current liabilities	126,259	119,706
Noncurrent liabilities and deferred income taxes	83,794	58,820
Shareholders’ equity	783,300	726,873
Total liabilities and shareholders’ equity	$993,353	$905,399
# # # #